EXHIBIT 99.6
                                                                    ------------

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

THIS AGREEMENT dated as of this 16th day of August, 2007.

                                     AMONG:

               MITEL NETWORKS CORPORATION, a corporation incorporated under the laws of Canada (the "CORPORATION")

                                       and

               ARSENAL HOLDCO I, S.A.R.L. AND ARSENAL HOLDCO II, S.A.R.L. ("FRANCISCO Partners"), and the other Francisco Partners investors identified in Schedule A (collectively the "FP INVESTORS")

                                       and

               MORGAN STANLEY PRINCIPAL INVESTMENTS, INC. ("MORGAN STANLEY") and the other Morgan Stanley investors identified in Schedule A (collectively the "MS INVESTORS")

                                       and

               EDGESTONE CAPITAL EQUITY FUND II-B GP, INC., as agent for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors, and EDGESTONE CAPITAL EQUITY FUND II NOMINEE, INC., as nominee for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors ("EDGESTONE")

                                       and

               TERENCE H. MATTHEWS, an individual residing in the City of Ottawa, Province of Ontario ("MATTHEWS")

                                       and

               WESLEY CLOVER CORPORATION, a corporation incorporated under the laws of Newfoundland and Labrador ("WCC")

                                       and

               CELTIC TECH JET LIMITED, a corporation incorporated under the laws of Canada ("CTJL", and together with the FP Investors, the MS Investors, EdgeStone, Matthews and WCC, the "PARTIES", and each a "PARTY")

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RECITALS:

A.   Prior to or contemporaneously with the execution and delivery of this
     Agreement: (i) the Corporation, the MS Investors and the FP Investors entered into a subscription agreement (the "SUBSCRIPTION AGREEMENT") in connection with the issuance and sale to the FP Investors and the MS Investors of the Class 1 Shares (as such term is defined below).

B. The Class 1 Shares referred to above are being issued by the Corporation prior to or contemporaneously with the execution and delivery of this Agreement in order to finance, in part, the acquisition of Inter-Tel (Delaware), Incorporated, pursuant to the Agreement and Plan of Merger dated as of April 26, 2007, by and between Inter-Tel (Delaware), Incorporated, the Corporation and Arsenal Acquisition Corporation.

C. As an inducement to the Parties to consummate or approve the transactions referred to above, the Corporation hereby enters into the covenants and agreements herein with each of the Parties respecting the registration of the Registrable Securities under the United States SECURITIES ACT OF 1933 and/or the qualification of such Registrable Securities for trading under the securities laws of the provinces of Canada, as set forth herein.

NOW THEREFORE the Parties hereto agree as follows:

                                   ARTICLE 1.
                    DEFINITIONS, PRINCIPLES OF INTERPRETATION
                       AND REPRESENTATIONS AND WARRANTIES

"AC VALUE" has the meaning ascribed thereto in the Articles of Amendment attached as Schedule A to the Subscription Agreement

"AFFILIATE" of a Person means any Person that would be deemed to be an "affiliated entity" of such first-mentioned Person under National Instrument 45-106 promulgated under the Canadian Securities Legislation on the date of this Agreement;

"AGREEMENT" means this Registration Rights Agreement, including all schedules hereto and all amendments or restatements hereof;

"ARTICLES OF AMENDMENT" means the articles of amendment of the Corporation creating the Class 1 Shares in the form filed with the Director appointed under the CANADA BUSINESS CORPORATIONS ACT AS amended and any successor legislation and attached to the Shareholders Agreement;

"AS-IF CONVERTED TO COMMON SHARES BASIS" means, at any time and from time to time, assuming the conversion or exchange of all outstanding Class 1 Shares and all other securities of the Corporation that are exercisable, convertible or exchangeable into Common Shares which are fully-vested and exercisable, convertible or exchangeable on the date of the calculation at the respective conversion rate or conversion prices or exchange rates, as the case may be, applicable at such time;

"BOARD OF DIRECTORS" means the Board of Directors of the Corporation;

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"BUSINESS DAY" means any day, other than a Saturday or Sunday, on which chartered banks in Ottawa, Ontario and San Francisco, California are open for commercial banking business during normal banking hours;

"CANADIAN COMMISSIONS" means the securities commission or similar regulatory authority of each of the provinces or territories of Canada and any successor regulatory authorities having similar powers;

"CANADIAN INCIDENTAL QUALIFICATION" has the meaning specified in subsection 2.3 of this Agreement;

"CANADIAN QUALIFICATION" means a Canadian Incidental Qualification or a Canadian Requested Qualification as the context may require;

"CANADIAN REQUESTED QUALIFICATION" has the meaning specified in Section 2.1 of this Agreement;

"CANADIAN SECURITIES LEGISLATION" means, collectively, the applicable securities legislation, regulations, rules, policies, blanket rulings, decisions and orders of each of the provinces of Canada and the Canadian Commissions;

"CANADIAN SHORT FORM QUALIFICATION" means a qualification for distribution under Canadian Securities Legislation pursuant to National Instrument 44-101, as applicable;

 "CLASS 1 HOLDER" means each of the FP Investors and the MS Investors if and so long as they hold Class 1 Registrable Securities, or any permitted assignee or Permitted Transferee of record of such Class 1 Registrable Securities and the registration and qualification rights pursuant to this Agreement related thereto (in accordance with Section 3.4 hereof);

"CLASS 1 REGISTRABLE SECURITIES" means:

     (i) any Common Shares issued or issuable on the conversion of the Class 1 Shares held by a Class 1 Holder; and

     (ii) any Common Shares issued or issuable as a result of any share splits, share dividends, reclassifications, capital reorganizations, or similar events affecting the securities described in subpart (i) of this definition;

"CLASS 1 SHARES" means the Class 1 Convertible Preferred Shares, in the capital of the Corporation, including the Class 1 Convertible Preferred Shares currently issued and any Class 1 Convertible Preferred Shares that may be issued after the date hereof;

"COMMISSION(S)" means (i) with respect to a U.S. Registration, the SEC, and (ii) with respect to a Canadian Qualification, the applicable Canadian Commission(s);

"COMMON SHARES" means the Common Shares in the capital of the Corporation, including the Common Shares currently issued and any Common Shares that may be issued after the date hereof;

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"CONTROL" means, with respect to any Person at any time,

     (i) holding, as owner or other beneficiary, other than solely as the beneficiary of an unrealized security interest, directly or indirectly through one or more intermediaries: (A) more than 50% of the voting securities of that Person; or (B) securities of that Person carrying votes sufficient to elect or appoint the majority of individuals who are responsible for the supervision or management of that Person; or

     (ii) the exercise of DE FACTO control of that Person whether direct or indirect and whether through the ownership of securities, by contract or trust or otherwise;

and the terms "CONTROLS", "CONTROLLING" and "CONTROLLED" have corresponding meanings;

"EDGESTONE GROUP" means

     (a)  any Affiliate of EdgeStone;

     (b) any other Person, provided that EdgeStone or any Affiliate thereof has the exclusive right to exercise all rights of EdgeStone transferred hereunder on behalf of such Person;

     (c) any Person whose funds are managed by EdgeStone or an Affiliate of EdgeStone;

     (d) EdgeStone Capital Equity Fund II-A, L.P. and /or any Person which agrees to invest with it on a parallel or co-investment basis (and the respective partners thereof, if any) in the manner contemplated in the constating documents of EdgeStone Capital Equity Fund II-A, L.P or EdgeStone Capital Equity Fund II-B, L.P.; and

     (e) upon the termination or dissolution of any limited partnership or other entity that is a limited, special or general partner of EdgeStone, the beneficial holders of interests of such limited, special or general partner.

"FRANCISCO PARTNERS GROUP" means:

     (a)  Francisco Partners;

     (b) limited, special and general partners of Francisco Partners and Francisco Partners II, L.P., and any Person to which Francisco Partners II, L.P. shall transfer all or substantially all of its assets;

     (c) all Affiliates, employees and consultants of Francisco Partners and/or Francisco Partners II, L.P.;

     (d) any other Person, provided that Francisco Partners or any Affiliate thereof has the exclusive right to exercise all rights of Francisco Partners transferred hereunder on behalf of such Person;

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     (e)  any Person whose funds are managed by Francisco Partners or an
          Affiliate of Francisco Partners and/or Francisco Partners II, L.P.;
          and

     (f) upon the termination or dissolution of any limited partnership or other entity that is a Person referred to in clause (b) of this definition, (A) the beneficial holders of interests in such Person, and (B) any other Person referred to in clause (b) of this definition, whether or not, in either case, an Affiliate described in clause (c) has the exclusive right to exercise the rights of Francisco Partners transferred hereunder on behalf of such beneficial holder or Persons;

"HOLDER" means each Party so long as it holds Registrable Securities, or any permitted assignee or Permitted Transferee of record of such Registrable Securities and the registration and qualification rights pursuant to this Agreement related thereto (in accordance with Section 3.4 hereof), or, with respect to Section 2.11 hereof, any such Person who has become a seller of Registrable Securities;

"HOLDERS MAJORITY" means Francisco Partners (in which such case unanimous consent provided by the Francisco Partners Nominees (as defined in Section 2.2 of the Shareholders Agreement) shall conclusively be deemed a Holders Majority); provided, however, that if the Francisco Partners Group does not hold 5% or more of the Common Shares (on an as-if converted to Common Shares basis), then Holders Majority shall mean Holders representing not less than fifty percent (50%) of the Registrable Securities held by all of the Holders (calculated on an as-if converted to Common Shares basis);

"INCIDENTAL REGISTRATION" means, as applicable, a U.S. Incidental Registration or a Canadian Incidental Qualification;

"INITIAL PUBLIC OFFERING" means the initial public offering of Common Shares or other securities in the capital of the Corporation or the securities in the capital of a Successor Corporation or any other transaction, as a result of which (in either case) the shares of the Corporation or the Successor Corporation are listed and posted for trading, traded or quoted on one or more of the Toronto Stock Exchange, the New York Stock Exchange or the NASDAQ National Market System;

"LONG FORM DEMAND NOTICE" has the meaning specified in Section 2.1 of this Agreement;

"MATTHEWS GROUP" means

     (a) Dr. Terence H. Matthews, his spouse or former spouse, any lineal descendant of Dr. Terence H. Matthews, any spouse or former spouse of any such lineal descendant, and their respective legal personal representatives;

     (b) the trustee or trustees of any trust (including without limitation a testamentary trust) for the exclusive benefit of any one or more members of the Matthews Group;

     (c) any corporation all of the issued and outstanding shares of which are beneficially owned by any one or more members of the Matthews Group;

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     (d)  any partnership all of the partnership interests in which are beneficially owned by any one or more members of the Matthews Group;
          and

     (e) any charitable foundation Controlled by any one or more members of the Matthews Group,

     and, for this purpose, a trustee or trustees referred to in clause (b) above shall be deemed to beneficially own any shares or partnership interests held by them.

"MS AFFILIATE" means any affiliate of any MS Investor. For the purposes of this definition, "affiliate" means any Person that would be deemed an "affiliate" under Rule 405 of the U. S. Securities Act;

"OTHER AGREEMENTS" means, collectively, the Shareholders Agreement, the Subscription Agreement and all of the agreements, instruments, certificates, and other documents, executed and delivered by or on behalf of the Corporation or the Holders or any of their respective Affiliates in connection with the Subscription Agreement and the transactions contemplated herein or therein;

"PERMITTED TRANSFEREE" of any Person means:

     (i) in the case of a Person who is a natural person: (A) the spouse of such Person; (B) any lineal descendant of such Person or a spouse of any such descendant; (C) a trust (including, without limitation, a testamentary trust) solely for the benefit of one or more of such Person, the spouse of such Person or any lineal descendant of such Person or a spouse of any such descendant; (D) any self-directed registered retirement savings plan controlled by such Person; or (E) a corporation of which all of the outstanding shares of each class of shares of such corporation are beneficially owned, directly or indirectly, in any manner (including, without limitation, through intermediary corporations or trusts), by one or more of such Person, the spouse of such Person, any lineal descendant of such Person or a spouse of any such descendant or such trust and includes the legal personal representative(s) of such Person or any Person referred to in
          (A);

     (ii) in the case of a corporation or a limited liability company: (A) any shareholder of such corporation or member of such limited liability company, as applicable, if such shareholder or member either alone or together with one or more Permitted Transferees of such shareholder or member beneficially owns, directly or indirectly, in any manner (including, without limitation, through intermediary corporations or trusts), all of the outstanding shares of each class of shares in the capital of such corporation or membership interests of such limited liability company; (B) any Permitted Transferee of such shareholder or member; or (C) an Affiliate, all of the shares of which are owned by such corporation and/or any Permitted Transferee (other than under this subclause (ii)) of such corporation;

     (iii) in the case of a Person which is a trustee: (A) any beneficiary of such trust; (B) another trustee, provided that the class of beneficiaries is limited to Permitted

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          Transferees of the beneficiaries of the original trust; or (C) any
          Permitted Transferee of such beneficiary;

     (iv) in the case of a Person which is an estate of a deceased Person, a Permitted Transferee of such deceased person determined pursuant to this definition as if such Person were not deceased or a legal personal representative of such Person holding on behalf of such Permitted Transferees;

     (v) in the case of a partnership, any partner of the partnership if all of the partnership interests are beneficially held by such partner either alone or together with one or more Permitted Transferees of such partner;

     (vi) in the case of Francisco Partners, any member of the Francisco Partners Group;

     (vii) in the case of MS Investors, any MS Affiliate;

     (viii) in the case of any member of the Matthews Group, any member of the Matthews Group; and

     (ix) in the case of EdgeStone, any member of the EdgeStone Group.

"PERSON" includes any individual, corporation, limited liability company, sole proprietorship, government body, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a natural Person in his capacity as trustee, executor, administrator, or other legal representative;

"QUALIFIED IPO" has the meaning set forth in the Articles of Amendment;

"REGISTRABLE SECURITIES" means:

     (i) any Common Shares held by, or issued or issuable on the conversion of securities convertible, exchangeable or exercisable into Common Shares (including, without limitation, the Class 1 Shares) held by, a Holder as of the date of this Agreement, as set forth in Schedule A, or acquired subsequent to the date hereof by a Holder (other than securities acquired through brokerage transactions conducted through the exchange on which the Corporation is listed after an Initial Public Offering); and

     (ii) any Common Shares issued or issuable as a result of any share splits, share dividends, reclassifications, capital reorganizations, or similar events affecting the securities described in subpart (i) of this definition;

"REQUESTED REGISTRATION" means, as applicable, a U.S. Requested Registration or a Canadian Requested Qualification;

"SHAREHOLDERS AGREEMENT" means the Shareholders Agreement of even date herewith between the Corporation and the Shareholders (as such term is defined in the Shareholders Agreement), as the same may be amended from time to time in accordance with its terms;

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"SHARING FACTOR" means 0.6 for the Class 1 Holders and EdgeStone, to the extent of 50% of the Registrable Securities of the EdgeStone Group, allocated among the Class 1 Holders and the EdgeStone Group on a pro rata as-if-converted to Common Shares basis and 0.4 for the Matthews Group and the EdgeStone Group, to the extent of 50% of the Registrable Securities of the EdgeStone Group, allocated among the Matthews Group and the EdgeStone Group on a pro rata as-if-converted to Common Shares basis;

"SEC" means the United States Securities and Exchange Commission;

"SECURITIES LAWS" means, collectively, the Canadian Securities Legislation and the U.S. Securities Legislation;

"SHARES" means, collectively, the Common Shares and the Class 1 Shares;

"SHORT FORM DEMAND NOTICE" has the meaning specified in Section 2.2 of this Agreement;

"SHORT FORM REGISTRATION" means, as applicable, a U.S. Short Form Registration or a Canadian Short Form Qualification;

"SUCCESSOR CORPORATION" has the meaning specified in Section 1.4 of this Agreement;

"UNDERWRITER'S MAXIMUM NUMBER" means in connection with a firm underwritten registration or offering of Shares or any shares of the capital stock or other securities in the capital of the Corporation, a specified maximum number of securities that, in the written opinion of the managing underwriters, may successfully be included in such registration or offering having regard to the dictates of then current and anticipated market conditions. For the purposes of this definition, managing underwriters shall be investment banking firms of nationally recognized reputation in the jurisdiction where the Registrable Securities will be registered;

"U.S. EXCHANGE ACT" means the United States SECURITIES EXCHANGE ACT OF 1934, as amended, or any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder, all as the same are in effect at the time;

"U.S. INCIDENTAL REGISTRATION" has the meaning specified in Section 2.3 of this Agreement;

"U.S. REGISTRATION" means a U.S. Incidental Registration, a U.S. Requested Registration or a U.S. Short Form Registration, as the context may require;

"U.S. REQUESTED REGISTRATION" has the meaning specified in Section 2.1 of this Agreement;

"U.S. SECURITIES ACT" means the United States SECURITIES ACT OF 1933, as amended, or any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder, all as the same are in effect at the time;

"U.S. SECURITIES LEGISLATION" means, collectively, the securities laws of the United States, including the U.S. Exchange Act, the U.S. Securities Act, state securities or "blue sky" laws within the United States, and all rules, regulations and ordinances promulgated thereunder; and

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"U.S. SHORT FORM REGISTRATION" has the meaning specified in Section 2.2 of this
Agreement.

1.1 CERTAIN RULES OF INTERPRETATION

In this Agreement:

     (a) CURRENCY - Unless otherwise specified, all references to money amounts are to lawful currency of the United States of America. Any U.S. dollar amounts in this Agreement required to be translated into Canadian dollars shall be translated at the 10:00 a.m. spot rate of the Federal Reserve Bank of New York on the Business Day prior to the required translation date.

     (b) GOVERNING LAW - This Agreement is a contract made under and shall be construed, interpreted and enforced in accordance with the laws of the Province of Ontario (excluding any conflict of law rule or principle of such laws that might refer such interpretation or enforcement to the laws of another jurisdiction). Subject to the provisions of
          Section 3.7, any action, suit or proceeding arising out of or relating to this Agreement shall be brought in the courts of the Province of Ontario and each of the Parties hereby irrevocably submits to the non-exclusive jurisdiction of such courts.

     (c) HEADINGS - Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     (d) NUMBER AND GENDER - Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

     (e) STATUTORY REFERENCES - A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, supplements or supersedes any such statute or any such regulation.

     (f) TIME PERIODS -Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

     (g) BUSINESS DAYS - If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

     (h) INCLUDING - Where the word "including" or "includes" is used in this Agreement, it means "including (or includes) without limitation".

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     (i)  NO STRICT CONSTRUCTION - The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

     (j) SEVERABILITY - If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances.

1.2 ENTIRE AGREEMENT

     This Agreement and the Other Agreements together constitute the entire agreement between the Parties and set out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties with respect to the subject matter of this Agreement and the Other Agreements and supersede all prior understandings, agreements, negotiations and discussions, whether oral or written.

1.3 REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

     The Corporation hereby represents and warrants that, as at the date hereof:

     (a) except for the registration and qualification rights provided for in this Agreement, the Corporation is not under any obligation to register or to qualify by filing a registration statement or prospectus, nor has it agreed to grant registration or qualification rights, with respect to any presently outstanding securities or securities which may hereafter be issued, under the U.S. Securities Legislation or under Canadian Securities Legislation, as applicable, or the securities laws of any other jurisdiction; and

     (b) it is not a party to any agreement which is inconsistent with the rights and obligations of the Corporation hereunder or otherwise conflicts with the provisions of this Agreement.

1.4 REVERSE TAKE-OVERS OR SIMILAR TRANSACTIONS

     In the event that the Initial Public Offering is effected by the distribution of securities in the capital of another Person which has been formed or becomes an Affiliate of the Corporation for the purpose of taking the business of the Corporation public (the "SUCCESSOR CORPORATION"): (i) references in this Agreement to "the Corporation" shall be deemed to refer to the Successor Corporation; (ii) references in this Agreement to the term "Registrable Securities" shall be deemed to refer to the securities in the capital of the Successor Corporation issued in exchange for the outstanding Registrable Securities and/or issued as consideration for the sale or transfer by the Corporation of all or substantially all of its assets; (iii) the Successor Corporation shall become a party to this Agreement and assume all the obligations of the Corporation under this Agreement;

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and (iv) all of the other terms and provisions of this Agreement shall apply
MUTATIS MUTANDIS to the Successor Corporation and to the Securities described in clause (ii) above.

                                   ARTICLE 2.
                               REGISTRATION RIGHTS

2.1 LONG FORM DEMAND REGISTRATIONS

     (a) If, at any time after 180 days following the closing of the Corporation's Initial Public Offering, the Corporation receives a written request (a "LONG FORM DEMAND NOTICE") that the Corporation effect the registration under the U.S. Securities Legislation (a "U.S. REQUESTED REGISTRATION") or the qualification for distribution (a "CANADIAN REQUESTED QUALIFICATION") under the applicable Canadian Securities Legislation of the Canadian provinces or territories designated in such request (the "DESIGNATED CANADIAN JURISDICTIONS") of all or part of the Registrable Securities from a Holders Majority, the Corporation shall, as soon as possible but in any event within 45 days of the receipt of the Long Form Demand Notice, file, with respect to all of the Registrable Securities that the Corporation has been requested to register (including Registrable Securities requested to be included in such registration pursuant to clause (f) below), in the event of a U.S. Requested Registration, a registration statement under the U.S. Securities Act on Form S-1 or F-1 (or any successor to Form S-1 or F-1), and, in the event of a Canadian Requested Qualification, a prospectus under the Canadian Securities Legislation in each of the Designated Canadian Jurisdictions on Form 41-501F1 pursuant to OSC Rule 41-501 General Prospectus Requirements, and, subject to Section 2.9(c) hereof, shall use its best efforts to effect the registration or qualification (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualification under applicable "blue sky" laws) under applicable Securities Laws of all of such Registrable Securities as soon as possible.

     (b) Notwithstanding clause (a) above: (i) the Corporation shall not be obligated to effect a Requested Registration pursuant to this subsection during the 90 day period immediately following the effective date of any previous Requested Registration pursuant to this section; (ii) the Corporation shall not be obligated to effect more than two Requested Registrations in any 12 month period; and (iii) the Corporation shall not be obligated to effect a Requested Registration pursuant to this subsection unless the anticipated aggregate offering price of the Registrable Securities to be sold is at least $10,000,000. Subject to all limitations in the preceding sentence, the Corporation shall not be obligated to effect more than four Requested Registrations during the term of this Agreement. For the purpose of this clause (b), any concurrent U.S. Requested Registration and Canadian Requested Qualification shall be deemed to be a single Requested Registration only.

     (c) Notwithstanding clause (a) above, (i) the Corporation shall not be required to effect a Canadian Requested Qualification if the Corporation has not previously been a "reporting issuer" of any province of Canada; (ii) the Corporation shall not be

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          required to effect a Canadian Requested Qualification if the
          Corporation is then a "reporting issuer" in good standing in the province of Ontario and each such Canadian Holder may then resell all its Registrable Securities immediately under Rule 45-102 (or any successor rule) without reliance upon any prospectus exemption under applicable Canadian Securities Legislation in effect at such time; and
          (iii) the Corporation shall not be required to effect a U.S. Requested Registration if the Corporation has not previously effected an Initial Public Offering in the United States.

     (d) Notwithstanding clause (a) above, the Holders shall not be entitled to deliver a Long Form Demand Notice requesting a U.S. Requested Registration if the Corporation is then eligible to effect a U.S. Short Form Registration pursuant to Section 2.2 hereof and the Holders shall not be entitled to deliver a Long Form Demand Notice requesting a Canadian Requested Qualification if the Corporation is then eligible to effect a Canadian Short Form Qualification pursuant to Section 2.2 hereof.

     (e) Subject to Section 2.7, the Corporation may include in such Requested Registration other securities of the Corporation for sale, for the Corporation's account or for the account of any other Person, if and to the extent that the managing underwriter determines that the inclusion of such additional shares will not interfere with the orderly sale of all of the Registrable Securities of the participating Holders at a price range acceptable to the requesting Holders.

     (f) Upon receipt of a Long Form Demand Notice pursuant to this subsection, the Corporation shall promptly give written notice of such request to all Holders, and all Holders shall be afforded the opportunity to join in such Requested Registration. Subject to Section 2.7 the Corporation will be obligated to include in the Requested Registration such number of Registrable Securities of any Holder joining in such request as are specified in a written request by such Holder received by the Corporation within 20 days after delivery to the Holder of such written notice from the Corporation.

2.2 SHORT FORM REGISTRATIONS

     (a) If at any time after 180 days following the closing of the Corporation's Initial Public Offering in the United States, the Corporation receives a written request from any Holder (a "SHORT FORM DEMAND NOTICE") that the Corporation effect the registration of Registrable Securities on Form S-3, Form F-3 or, if the Corporation has prepared an underlying Canadian prospectus, Form F-10 (or any successors to such forms) under the U.S. Securities Act (a "U.S. SHORT FORM Registration"), or the comparable forms in respect of a Canadian Short Form Qualification, the Corporation shall, with respect to all of the Registrable Securities that the Corporation has been so requested to register (including Registrable Securities requested to be included in such registration pursuant to clause (d) below), subject to Section 2.9(c) hereof, use its best efforts to effect such registration (and all such related qualifications and compliances), as soon as possible and in connection therewith shall take such other steps as are necessary to permit or facilitate the sale and distribution of such Registrable Securities.

     (b) Notwithstanding clause (a) above: (i) the Corporation shall not be obligated to effect a Short Form Registration pursuant to this subsection unless the anticipated aggregate offering price of the Registrable Securities to be sold is at least $10,000,000; and (ii) the Corporation shall not be obligated to effect a Short Form Registration pursuant to this subsection if as applicable, Form S-3, Form F-3 or Form F-10, or the comparable forms in respect of a Canadian Short Form Qualification is not available for such an offering, provided, that the Corporation shall use its commercially reasonable efforts to so qualify as promptly as possible following its Initial Public Offering in the United States for registration on Form S-3, F-3 or F-10, or in Canada the comparable forms in respect of a Canadian Short Form Qualification.

     (c) Subject to Section 2.7, the Corporation may include in such Short Form Registration other securities of the Corporation for sale, for the Corporation's account or for the account of any other Person, if and to the extent that the managing underwriter determines that the inclusion of such additional shares will not interfere with the orderly sale of all of the Registrable Securities of the participating Holders at a price range acceptable to the requesting Holders.

     (d) Upon receipt of a Short Form Demand Notice pursuant to this subsection, the Corporation shall promptly give written notice of such request to all Holders, and all Holders shall be afforded the opportunity to join in such Short Form Registration. Subject to
          Section 2.7, the Corporation shall be obligated to include in the Short Form Registration such number of Registrable Securities of any Holder joining in such request as are specified in a written request by such Holder received by the Corporation within 20 days after delivery to the Holder of such written notice from the Corporation.

     (e) Subject to the foregoing provisions of this Section 2.2, the Corporation shall file a Form S-3, F-3 or F-10 registration statement or the comparable forms in respect of a Canadian Short Form Qualification, covering the Registrable Securities requested to be registered as soon as practicable after receipt of all written requests from the Holders of Registrable Securities pursuant to this
          Section 2.2, but in any event within sixty (60) days of the receipt by the Corporation of the initial request for registration from the Holder(s) pursuant to this Section 2.2.

2.3 INCIDENTAL REGISTRATIONS

     If the Corporation for itself or for any of its security holders (other than Holders) shall at any time or times after the date hereof determine, (i) to register under the U.S. Securities Legislation any shares of its capital stock or other securities (a "U.S. INCIDENTAL REGISTRATION") (other than: (A) the registration of an offer, sale or other disposition of securities solely to employees of, or other Persons providing services to, the Corporation, or any direct or indirect subsidiary of the Corporation pursuant to an employee or similar benefit plan; or (B) relating to a merger, acquisition or other transaction of the type described in Rule 145 under the U.S. Securities Act or a comparable or successor rule, registered on SEC Form S-4 or similar or successor forms), or (ii) to file a prospectus under any Canadian Securities Legislation in order to qualify a distribution of securities in its capital stock or in a form and manner that, with the appropriate changes, would permit some or all of the Registrable Securities to be qualified for distribution to the public under such prospectus (a "CANADIAN INCIDENTAL QUALIFICATION") (other than in connection with any acquisition, securities exchange offer, corporate reorganization, dividend reinvestment plan or stock option or other employee benefit plan), the Corporation shall notify each Holder of such determination at least 45 days prior to the filing of such registration statement or prospectus, and upon the written request of any Holder given in writing to the Corporation within 20 days after the receipt of such notice, the Corporation shall, subject to Section 2.7, use its best efforts as soon as practicable thereafter to cause any Registrable Securities specified in such Holder's request to be included in such registration statement or prospectus to the extent such registration or qualification is permissible under the applicable Securities Laws and subject to the conditions of such applicable Securities Laws.

2.4 U.S.-ONLY IPO

     In the event that the Initial Public Offering is proposed to be made under the U.S. Securities Act only without a simultaneous offering under Canadian Securities Legislation, the Corporation shall, if requested by any member of the Matthews Group and if necessary in order to permit Holders to sell their Registrable Securities in the United States free from resale restrictions under Canadian Securities Legislation either as part of such Initial Public Offering or immediately thereafter, concurrently with the Initial Public Offering use best efforts to become a "reporting issuer" under the applicable Canadian Securities Legislation of the Province of Ontario, and to take such other steps (including applying for exemptive relief) as may be required such that the Registrable Securities will be free from restricted periods, seasoning periods or other restrictions on resale of such Registrable Securities under Canadian Securities Legislation immediately on the closing of the Initial Public Offering.

2.5 EXPENSES

     Except to the extent otherwise required by law, the Corporation shall pay all documented expenses incurred by it in complying with its obligations to the Holders under this Agreement, including without limitation, the cost of preparing any registration statement or prospectus, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Corporation, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer fees of transfer agents and registrars, translation costs, costs of insurance, and reasonable fees and disbursements of one counsel in Canada and one counsel in the United States for the sellers of Registrable Securities, but excluding underwriting discounts and commissions and transfer taxes applicable to any sale of Registrable Securities.

2.6 EFFECTIVE REGISTRATION STATEMENT

     A Requested Registration, a Short Form Registration or an Incidental Registration shall not be deemed to have been effected unless, with respect to a U.S. Registration, the registration statement relating thereto has become and remained effective with the SEC for the period required for the distribution of all Registrable Securities included thereunder or, with respect to a Canadian Qualification, a receipt (or its equivalent) for the (final) prospectus relating thereto has been issued by the applicable Canadian Commission(s). Notwithstanding the foregoing, a Requested Registration, a Short Form Registration or an Incidental Registration will be deemed not to have been effected or receipted if: (i) within 60 days after it has become effective with the applicable Commission(s), such Requested Registration, Short Form Registration or Incidental Registration is interfered with by any stop order, cease trade order, injunction, or other order or requirement of the applicable Commission(s) or other governmental agency or any court proceeding for any reason other than a misrepresentation or omission by any Holder; or (ii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than solely by reason of some act or omission by a Holder.

2.7 PRIORITY IN REGISTRATION

     (a) If a Requested Registration or Short Form Registration is a firm underwritten registration or offering and the managing underwriters give written advice to the Corporation of an Underwriter's Maximum Number with respect to such Requested Registration or Short Form Registration, which is less than the aggregate number (the "PROPOSED INCLUDED SECURITIES") of the Registrable Securities requested for inclusion by Holders, plus any securities of the Corporation that the Corporation wishes to include for the Corporation's account or the account of others ("ADDITIONAL REGISTRABLE SECURITIES"), then Additional Registrable Securities shall be deducted from the Proposed Included Securities but only to the extent necessary so that the Proposed Included Securities (after such deduction) do not exceed the Underwriter's Maximum Number; provided that if the Proposed Included Securities (determined after deduction of the Additional Registrable Securities, as aforesaid) still exceeds the Underwriter's Maximum Number, then the Registrable Securities requested for inclusion by Holders shall be included up to the Underwriter's Maximum Number according to the following priority:

          (i) Firstly, (A) Class 1 Registrable Securities held by the Class 1 Holders up to the product of the AC Value and the number of outstanding Class 1 Shares held by such Class 1 Holders (the "AGGREGATE AC VALUE"), (B) Registrable Securities held by the Matthews Group up to $50,000,000 aggregate amount less the gross proceeds received in respect of prior sales of Registrable Securities hereunder by the Matthews Group (the "MATTHEWS PRIORITY ALLOCATION"), and (C) Registrable Securities held by the EdgeStone Group as of the date hereof, allocated between the Class 1 Holders, the Matthews Group and the EdgeStone Group in proportion as nearly as practicable to the Sharing Factor; provided, however, that once the Matthews Group has sold $50 million of Registrable Securities (whether pursuant to a registration under this Agreement or otherwise), Registrable Securities shall be allocated solely among the Class 1 Holders up to the Aggregate AC Value and the EdgeStone Group as of the date hereof on a pro rata as-if-converted to Common Shares basis; and

          (ii) Secondly, any other Registrable Securities held by the Holders, allocated in proportion as nearly as practicable to the respective amount of Registrable Securities requested to be included in such registration by the respective Holders.

     (b) If an Incidental Registration is a firm underwritten registration or offering initiated by the Corporation, and the managing underwriters give written advice to the Corporation of an Underwriter's Maximum Number with respect to such Incidental Registration, then: (i) the Corporation shall be entitled to include in such registration or offering that number of securities which the Corporation proposes to offer and sell for its own account in such registration or offering and which does not exceed the Underwriter's Maximum Number; and (ii) the Corporation shall be obligated and required to include in such registration or offering that number of Registrable Securities which shall have been requested by Holders which does not exceed the difference between the Underwriter's Maximum Number and that number of securities which the Corporation is entitled to include therein pursuant to clause (i) of this subsection and if it shall be necessary to cut back the number of Registrable Securities requested to be included therein by Holders, then the Registrable Securities requested to be included by Holders shall be included up to the Underwriter's Maximum according to the following priority:

          (i) Firstly, (A) Class 1 Registrable Securities held by the Class 1 Holders up to the Aggregate AC Value, (B) Registrable Securities held by the Matthews Group up to the Matthews Priority Allocation, and (C) Registrable Securities held by the Edgestone Group as of the date hereof, allocated between the Class 1 Holders, the Matthews Group and the EdgeStone Group in proportion as nearly as practicable to the Sharing Factor; provided, however, that once the Matthews Group has sold $50 million of Registrable Securities (whether pursuant to a registration under this Agreement or otherwise), Registrable Securities shall be allocated solely among the Class 1 Holders up to the Aggregate AC Value and the EdgeStone Group on a pro-rata as-if converted to Common Shares basis; and

          (ii) Secondly, any other Registrable Securities held by the Holders, allocated in proportion as nearly as practicable to the respective amount of Registrable Securities requested to be included in such registration by the respective Holders.

     (c) Notwithstanding that the Corporation will not be subject to any cut back on an Incidental Registration with respect to securities to be sold for its own account, it will in good faith consider the inclusion of a secondary offering component therein and if there is an over-allotment option granted to the underwriters in connection with an Incidental Registration, the Corporation will in good faith negotiate with the underwriters to allow a reasonable portion of the over-allotment option to be fulfilled by the Holders in accordance with the priority of the Holders set forth in paragraph (b) above, subject to the advice of the lead underwriter.

     (d) For the avoidance of doubt, allocations in this Section 2.7 among the Class 1 Holders shall be allocated in proportion, as nearly as practicable to the respective amount of Class 1 Registrable Securities requested to be included in the applicable registration by the Class 1 Holders.

2.8 DELAY LIMITATION

     Notwithstanding any other provision of this Agreement, the Corporation shall have the right to delay any registration of Registrable Securities requested pursuant to those provisions for up to 45 consecutive days if such registration would, in the good faith judgment of the Board of Directors, substantially interfere with any material transaction being considered at the time of receipt of the request from the Holders or would require the disclosure of material information, the premature disclosure of which would materially adversely affect the Corporation, and at the expiry of such 45 consecutive day period the Board of Directors will review whether such registration would, in the good faith judgment of the Board of Directors, substantially interfere with the proposed transaction or materially adversely affect the Corporation in which case the Board of Directors may delay such registration for an additional 30 consecutive days; provided, however, that the Corporation shall not be permitted to utilize its delay rights under this Section 2.8 for more than 90 days in total in any twelve month period.

2.9 OFFERING PROCEDURE OBLIGATIONS

     In connection with any offering of Registrable Securities pursuant to this Agreement, the Corporation shall:

     (a) in the case of a U.S. Registration, (1) cause each registration statement to become and remain effective for a period of 90 days or until the Holder or Holders have completed the distribution described in such registration statement, whichever first occurs or, in the case of an underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it; provided, however, that: (i) such 90 day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter; and (ii) in the case of any registration of Registrable Securities on Form S-3 or F-3 which are intended to be offered on a continuous or delayed basis, such 90 day period shall be extended, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the U. S. Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the U.S. Securities Act governing the obligation to file a post effective amendment permit, in lieu of filing a post effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the U.S. Securities Act or

          (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in
          (I) and (II) above contained in periodic reports filed pursuant to
          Section 13 or 15(d) of the U.S. Exchange Act in the registration statement; (2) prepare and file with the SEC such amendments and supplements to such registration statement as may be necessary to keep such registration statement effective for the period specified in paragraph (1) above and comply with the provisions of the U.S. Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the Holders' intended method of disposition for such period; (3) immediately notify each selling Holder and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the U.S. Securities Act, of the happening of any event of which the Corporation has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances; (4) advise each selling Holder, promptly after it shall obtain knowledge thereof, of the issuance of any stop order by the SEC or other securities authority suspending the effectiveness of such registration statement and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and (5) permit any selling Holder who, in the sole and exclusive judgment, exercised in good faith, of such Holder, might be deemed to be a controlling Person of the Corporation, to participate in good faith in the preparation of such registration statement and to require the insertion therein of material furnished to the Corporation in writing, which in the reasonable judgment of such Holder and its counsel should be included, subject to review by the Corporation and its counsel after consultation with such Holder;

     (b) furnish to each of the Holders requesting registration or qualification such number of copies of any prospectus (including any preliminary prospectus) or registration statement and prospectus or registration statement supplement or amendment as they may reasonably request in order to effect the offering and sale of Registrable Securities to be offered and sold, but only while the Corporation shall be required under the provisions of this Agreement to cause the registration statement or prospectus to remain current; and

     (c) take such action in fulfillment of its obligations under this Agreement as shall be necessary to qualify the securities covered by such registration under such blue sky or other U.S. state securities legislation or Canadian Securities Legislation for offers and sales as such Holder may reasonably request, subject to the limitations herein; provided, however, that the Corporation shall not be obligated to (i) qualify as a foreign corporation to do business under the laws of any jurisdiction in which it shall not be then qualified or to file any general consent to service of process or (ii) file a prospectus or registration statement in any jurisdiction where it has not previously filed a prospectus or registration statement (except as contemplated by Section 2.4).

     If requested in connection with an offering in accordance with Section 2.1 or 2.2 of this Agreement, the Corporation and requesting Holders shall enter into an underwriting agreement with a nationally recognized investment banking firm or firms selected by the Board of Directors and acceptable to a majority in interest of the Holders requesting the registration or qualification of their Registrable Securities containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements of that type. In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Corporation shall, subject to applicable law,
(i) furnish each of the Holders requesting the registration of its Registrable Securities, at the Corporation's expense, with unlegended certificates representing ownership of the Registrable Securities being sold, in such denominations as such Holders request; (ii) instruct the Corporation's transfer agent and registrar to release any stop transfer orders with respect to the Registrable Securities being sold; and (iii) use its best efforts to list such Registrable Securities an each stock exchange on which the shares or other securities of the Corporation are listed.

     The Corporation may require each Holder of Registrable Securities to be sold pursuant to this Agreement to furnish the Corporation with such information and undertakings as it may reasonably request regarding such Holder and the distribution of such securities as the Corporation may from time to time reasonably request in writing.

2.10 RULE 144

     With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Corporation under the U.S. Securities Act shall have become effective, the Corporation agrees to:

     (a) use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule l44 under the U.S. Securities Act;

     (b) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Corporation under the U.S. Securities Act and the U. S. Exchange Act; and

     (c) furnish to each Holder forthwith upon request a written statement by the Corporation as to its compliance with the reporting requirements of such Rule 144 and of the U.S. Securities Act and the U.S. Exchange Act, a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents so filed by the Corporation as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any Registrable Securities without registration.

2.11 INDEMNIFICATION

     (a) In the event of any registration or qualification of Registrable Securities pursuant to this Agreement, the Corporation shall hold harmless and indemnify each of the

          Holders and their respective officers, directors, partners, employees, members, advisors and agents and their respective affiliates and each other Person, if any, who controls any of the foregoing Persons, if any, from and against any losses (other than loss of profits), claims, damages or liabilities to which any of them may be subject under any applicable Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered, or any document incidental to the registration or sale of such Registrable Securities, or which arise out of or are based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statement not misleading, (ii) an untrue statement or allegedly untrue statement of a material fact in any prospectus, preliminary prospectus or any issuer free writing prospectus relating to the Registrable Securities or omission or alleged omission to state a material fact, necessary to make the statements therein in light of the circumstances under which they were made not misleading (iii) any violation by the Corporation of any applicable Securities Laws relating to action or inaction required by the Corporation in connection with such registration or sale under such Securities Laws; provided, however, that the Corporation will not be liable in any case to any given Holder to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such prospectus, registration statement or document in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of such Holder specifically for use therein. This indemnity shall be in addition to any liability the Corporation may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any director or officer, or controlling Person of such Holder and shall survive the transfer of such securities by such Holder.

     (b) In the event of any registration or qualification of Registrable Securities pursuant to this Agreement, each of the Holders for whom such registration or qualification of Registrable Securities has been made agrees, in the same manner and to the same extent as set forth in subsection (a) of this section, to severally and not jointly (and not jointly and severally) indemnify and hold harmless the Corporation, each of the other Holders and all of their respective officers, directors, partners, employees and agents, if any, from and against any losses (other than loss of profits), claims, damages or liabilities to which any of them may be subject under any applicable Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact relating to information furnished in writing to the Corporation by or on behalf of such Holder specifically for use in, or any untrue statement or alleged untrue statement of any material fact contained in any prospectus or registration statement under which such Registrable Securities were distributed, or any document incidental to the registration, qualification or sale of such Registrable Securities, or which arise out of or are based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statement not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of such Holder specifically for use in such registration statement or prospectus, or (ii) any violation by such Holder of any applicable Securities Laws; provided, however, that the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage or liability which is equal to the proportion that the public offering price of the shares sold by such Holder under such registration statement or prospectus bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement or prospectus.

     (c) Each of the Parties entitled to indemnification pursuant to this Section (each, an "INDEMNIFIED PARTY") shall, promptly after receipt of notice of the commencement of any action against such Indemnified Party in respect of which indemnity may be sought pursuant to this section, notify the indemnifying party in writing of the commencement thereof. The omission of any Indemnified Party so to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability which it may have to such Indemnified Party on account of the indemnity pursuant to this section, unless (and only to the extent that) the indemnifying party was prejudiced by such omission, and in no event shall relieve the indemnifying party from any other liability which it may have to such Indemnified Party. In case any such action shall be brought against an Indemnified Party and it shall notify an indemnifying party of the commencement thereof the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof the indemnifying party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, ----------- however, that if any Indemnified Party shall have reasonably concluded that there may be one or ------- more legal or equitable defenses available to such Indemnified Party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided hereunder, the indemnifying party shall not have the right to assume the defense of such action on behalf of such Indemnified Party (but shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such Indemnified Party and any Person controlling such Indemnified Party for that portion of the fees and expenses of any counsel retained by the Indemnified Party which is reasonably related to the matters covered by the indemnity agreement provided hereunder. No admission of liability shall be made by the Indemnified Party without the consent of the indemnifying party. If, after having been notified by the Indemnified Party of the commencement of any action against such Indemnified Party in respect of which indemnity may be sought, the indemnifying party fails to assume the defense of such suit on behalf of the Indemnified Party within 10 days of receiving notice thereof, the Indemnified Party shall have the right to employ counsel in respect of the defense of such suit and the fees and expenses of such counsel shall be at the expense of the indemnifying party.

     (d) If the indemnification provided for in this Section 2.11 is held by a court of competent jurisdiction to be otherwise available in accordance with its terms but is, for any reason, held to be unavailable or unenforceable by an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the Indemnified Party is determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

2.12 SUPERIOR REGISTRATION OR QUALIFICATION RIGHTS

     The Corporation shall not grant or agree to grant any registration or qualification or other similar rights more favorable than or on parity with, or inconsistent with, any of the rights contained herein, or any other rights that would result in a reduction of the number of Registrable Securities includable in any registration statement or prospectus filed under this Agreement, all so long as any of the registration or qualification rights under this Agreement remain in effect, unless the Corporation obtains the prior written consent of a Holders Majority, and, in the event that any of the above actions affects any Holder in a manner that is materially and adversely disproportionate from the manner in which such action affects any other Holder or group of Holders, the Corporation obtains the prior written consent of each such Holder who is disproportionately affected.

2.13 LOCK-UP AGREEMENT

     Each of the Holders hereby agrees not to sell or otherwise dispose of any Registrable Securities or other equity securities of the Corporation (except the Registrable Securities, if any, sold (i) pursuant to a public offering, or (ii) to a Permitted Transferee and except as permitted by any exceptions to this restriction granted by the lead underwriter(s) in the sole discretion of the lead underwriter(s)) for a period of up to 180 days (or such lesser period as the lead underwriter(s) of such Qualified IPO may agree) following the earlier of:

          (i) the effective date of the registration statement, or

          (ii) the date of receipt for a final prospectus

in respect of a Qualified IPO, without the prior written consent of the lead underwriter(s) of such Qualified IPO, such consent not to be unreasonably withheld or delayed; PROVIDED, HOWEVER, that, subject to advice from the lead underwriter(s), all Persons entitled to registration rights with respect to shares of the Corporation's capital stock who are not parties to this Agreement, all other Persons selling shares in such offering, all Persons holding in excess of 1% of the capital stock of the Corporation on a fully diluted basis and all executive officers and directors of the Corporation shall also have agreed not to sell publicly their shares under the circumstances and pursuant to the terms set forth in this Section 2.13 (and for a period not less than the lock-up period applicable to the Holders); and PROVIDED, FURTHER, HOWEVER, that if the lead underwriter releases any shares from the lock-up with respect to such offering prior to the scheduled expiration date, the lead underwriter shall contemporaneously release A PRO RATA portion of the Registrable Securities from such lock-up.

                                   ARTICLE 3.
                                     GENERAL

3.1 TERM

     The registration and qualification obligations of the Corporation pursuant to this Agreement shall terminate, with respect to any Holder, on the earlier of:

     (a) for the purposes of any obligation of the Corporation hereunder to effect a U.S. Registration for the benefit of such Holder, the first to occur of: (i) the date that all Registrable Securities held by such Holder may be sold pursuant to Rule 144 under the U.S. Securities Act if the Holder is able to sell under Rule 144(k); and (ii) if the only public market for the Common Shares is a stock exchange in Canada, the date that all Registrable Securities held by such Holder may be sold to the public on such Canadian exchange without registration under the U.S. Securities Act.

     (b) for the purposes of any obligation of the Corporation hereunder to effect a Canadian Qualification for the benefit of such Holder, the first to occur of: (i) the date that all Registrable Securities held by such Holder are qualified pursuant to a prospectus under Canadian Securities Laws; and (ii) the date that all Registrable Securities held by such Holder may be sold under Rule 45-102 (or any successor rule) without a prospectus or reliance on a prospectus exemption under applicable Canadian Securities Legislation;

     (c) the date that all of the Registrable Securities held by such Holder are sold in a private transaction in which the transferor's rights under this Agreement are not assigned pursuant to Section 3.4 hereof; and

     (d)  the date that is 5 years following the date of a Qualified IPO

3.2 TERMINATION NOT TO EFFECT RIGHTS OR OBLIGATIONS

     A termination of this Agreement or any provision of this Agreement shall not affect or prejudice any rights or obligations which have accrued or arisen under this Agreement prior to the time of termination (including, without limitation, any rights to indemnification or contribution pursuant to Section 2.11), and such rights and obligations shall survive the termination of this Agreement.

3.3 CHANGES IN REGISTRABLE SECURITIES

     If and as often as, there is any change in the Registrable Securities by way of reclassification or exchange, or through a merger, amalgamation, consolidation or capital reorganization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed.

3.4 ASSIGNMENT

     All covenants and agreements contained in this Agreement by or on behalf of any of the Parties hereto shall bind and enure to the benefit of the respective successors and assigns of the Parties hereto (including without limitation transferees of any Registrable Securities), whether so expressed or not, provided, however, that registration and qualification rights conferred herein shall only enure to the benefit of a transferee of Registrable Securities (and transferees of such transferees) if:

     (a) there is transferred to such transferee at least 10% of the Registrable Securities held by the Holder on the date hereof; or

     (b) such transferee (or transferee of such transferee) is a Permitted Transferee of the Holder.

     Each Permitted Transferee hereunder shall execute a counterpart of and become a party to this Agreement and shall be deemed to be a "Holder" (and if a Permitted Transferee of a Class 1 Holder a "Class 1 Holder") for all purposes. Each Holder shall notify the Corporation of each such transfer as soon as practicable and, in any event, no later than ten (10) Business Days after such transfer.

3.5 FURTHER ASSURANCES

     The Corporation and each of the Holders covenants and agrees to take all other necessary or desirable action within its control and to the extent permitted by law so as to give full effect to the provisions of this Agreement.

3.6 NOTICES

     All notices, requests, payments, instructions or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested; postage prepaid (effective five Business Days after dispatch), (iii) sent by a reputable, established courier service that guarantees next Business Day delivery (effective the next Business Day), or sent by air mail or by commercial express overseas air courier, with receipt acknowledged in writing by the recipient (effective upon the date of such acknowledgement), or (iv) sent by telecopier or electronic mail followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this
Section 3.6):

          if to the Corporation to:

                   Mitel Networks Corporation
                   350 Legget Drive
                   Ottawa, ON KZK 2W7

                   Attention: Chief Executive Officer
                   Fax: (613) 592-7838

                   With a copy to:
                   --------------

                   Mitel Networks Corporation
                   350 Legget Drive
                   Ottawa, ON K2K 2W7

                   Attention: Chief Financial Officer, and VP Finance
                   Fax: (613) 592-7838

                   And with a copy to:
                   ------------------

                   Mitel Networks Corporation
                   350 Legget Drive
                   Ottawa, ON K2K 2W7

                   Attention: Senior Corporate Counsel
                   Fax: (613) 592-7802

                   And with a copy to:
                   ------------------

                   Osler, Hoskin & Harcourt LLP
                   Suite 1500
                   50 O'Connor Street
                   Ottawa, ON K1P 6L2

                   Attention: J. Craig Wright
                   Fax: (613) 235-2867
                   E-mail: cwright@osler.com
          if to Francisco Partners:

                   Arsenal Holdco I, S.a.r.l. and Arsenal Holdco II, S.a.r.l. 8-10 rue Mathias Hardt
                   L-1717 Luxembourg

                   with copies to:

                   Francisco Partners II., L.P., GP, LLC
                   2882 Sand Hill Road, Suite 280
                   Menlo Park, California 94025
                   Attention: Ben Ball
                   Facsimile: (650) 233-2999
                   E-mail: ball@franciscopartners.com

                   and

                   O'Melveny & Myers LLP
                   Embarcadero Center West
                   275 Battery Street, Suite 2600
                   San Francisco, California 94111
                   Attention:  Michael J. Kennedy
                   Facsimile: (415) 984-8701
                   E-mail: mkennedy@omm.com

          if to MS Investors:

                   c/o Morgan Stanley Principal Investments, Inc.
                   1585 Broadway
                   New York, New York 10036
                   Attention: Thomas E. Doster IV
                   Facsimile: (212) 507-4257
                   E-mail: ted.doster@morganstanley.com

                   with copies to:

                   McDermott Will & Emery LLP
                   340 Madison Avenue
                   New York, New York 10173
                   Attention: Stephen E. Older and
                              Seth T. Goldsamt
                   Facsimile: (212) 547-5444
                   E-mail: solder@mwe.com
                           sgoldsamt@mwe.com

          if to Matthews, CTJL or WCC:

                   c/o Wesley Clover Corporation
                   555 Leggett Drive
                   Tower B, Suite 534
                   Ottawa, Ontario  K2K 2X3

                   Attn: Dr. T.H. Matthews and Jose Medeiros
                   Fax: (613) 271-9810

                   And with a copy to:
                   ------------------

                   Borden Ladner Gervais LLP
                   World Exchange Plaza
                   100 Queen Street
                   Suite 1100
                   Ottawa, ON K1P 1J9

                   Attention: Jeremy Farr
                   Fax: (613) 230-8842
                   E-mail: jfarr@blgcanada.com

          if to EdgeStone:

                   EdgeStone Capital Equity Fund II Nominee, Inc.
                   130 King Street West
                   Suite 600
                   Toronto, Ontario
                   M5X 1A6

                   Attention:  Guthrie Stewart and Sandra Cowan
                   Fax: (416) 860-9838
                   Fax: (416) 860-9838

3.7 WAIVERS, AMENDMENTS

     Except as otherwise expressly provided in this Agreement and without limiting the applicability of the following sentence, no amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. Any amendment or waiver of this Agreement or any provision hereof shall be binding on all Parties, and each party shall sign any documents amending, waiving or terminating this Agreement or a provision of this Agreement, if such document has been consented to in writing (whether signed in one or more counterparts) by the Corporation and a Holders Majority; provided, however, if the Francisco Partners Group does not hold 50% or more of the Class 1 Registrable Securities (calculated on an as-if converted to Common Shares basis) held by the Class 1 Holders and their Permitted Transferees, consent shall be required by the Corporation and each other Holder of not less than 10% of the Registrable Securities held by the Class 1 Holders and their Permitted Transferees (calculated on an as-if converted to Common Shares basis and adjusted for share splits, consolidations and the like); and, provided, further, that in the event of an amendment or waiver affecting any Holder in a manner that is materially and adversely disproportionate from the manner in which such amendment or waiver affects any other Holder or group of Holders, the waiver and amendment shall require the consent in writing of each such Holder who is disproportionately affected; provided, further, however, that any amendment of this Section 3.7 shall require the consent in writing of each Holder. Except as set forth in this Agreement, no amendment or waiver of any provision of this Agreement shall constitute or be deemed to constitute a waiver of any other provision nor shall any such waiver constitute a continuing waiver.

3.8 COUNTERPARTS

     This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument. Each party agrees that the delivery of this Agreement by facsimile shall have the same force and effect as delivery of original signatures.

3.9 EQUITABLE RELIEF

     Each of the Parties acknowledges that any breach by such party of his, her, or its obligations under this Agreement would cause substantial and irreparable damage to one or more of the other Parties and that money damages would be an inadequate remedy therefor. Accordingly, each party agrees that the other Parties or any of them will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.


               THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

     IN WITNESS WHEREOF, each of the Parties has executed this Registration Rights Agreement on and as of the date first above written.

               MITEL NETWORKS CORPORATION


               By:
                   ----------------------------------
                    Name:
                   Title:

               ARSENAL HOLDCO I, S.A.R.L.


               By:
                   ----------------------------------
                    Name:
                   Title:

               ARSENAL HOLDCO II, S.A.R.L.


               By:
                   ----------------------------------
                    Name:
                   Title:

               MORGAN STANLEY PRINCIPAL INVESTMENTS, INC.


               By:
                   ----------------------------------
                    Name:
                   Title:

               WESLEY CLOVER CORPORATION


               By:
                   ----------------------------------
                    Name:
                   Title:

               CELTIC TECH JET LIMITED


               By:
                   ----------------------------------
                    Name:
                   Title:

               TERENCE H. MATTHEWS

                   ----------------------------------

                    EDGESTONE CAPITAL EQUITY FUND II-B GP, INC., AS AGENT FOR EDGESTONE CAPITAL EQUITY FUND II-A, L.P. AND ITS PARALLEL INVESTORS

               By:
                   ----------------------------------
                    Name:
                   Title:


                    EDGESTONE CAPITAL EQUITY FUND II NOMINEE, INC., AS NOMINEE FOR EDGESTONE CAPITAL EQUITY FUND II-A, L.P. AND ITS PARALLEL INVESTORS

               By:
                   ----------------------------------
                    Name:
                   Title:

                                   SCHEDULE A
                                   ----------

--------------------------------------------------------------------------------
Name of Holder                    No. of Registrable Securities
--------------------------------------------------------------------------------
Arsenal Holdco I, S.a.r.l.        205,819 Class 1 Shares and 15,596,446 Warrants
--------------------------------------------------------------------------------
Arsenal Holdco II, S.a.r.l.       13,928 Class 1 Shares and 1,055,429 Warrants
--------------------------------------------------------------------------------
Morgan Stanley                    43,340 Class 1 Shares; 3,284,196 Warrants
--------------------------------------------------------------------------------
EdgeStone                         19,000 Class 1 Shares, 5,000,000 Common Shares
                                  upon exercise of Series 1 Warrants and
                                  5,359,893 Common Shares
--------------------------------------------------------------------------------
WCC                               158,790,234 Common Shares
--------------------------------------------------------------------------------
CTJL                              4,555,169 Common Shares
--------------------------------------------------------------------------------
Matthews                          13,500 Class 1 Shares, 1,022,996 Warrants, and
                                  Stock Options to acquire 297,488 Common Shares
--------------------------------------------------------------------------------